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                                                                   EXHIBIT 23.3


                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


To DYNEX Technologies Division of Dynatech Corporation:

     As independent public accountants, we hereby consent to the use of our reports (and to all references to our Firm) included in or made a part of this registration statement.


                                        ARTHUR ANDERSEN LLP


Boston, Massachusetts
May 5, 1998